UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    Form 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 24, 2007

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                    Lincoln Educational Services Corporation
               (Exact Name of Registrant as Specified in Charter)

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         New Jersey                    000-51371                57-1150621
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

   200 Executive Drive, Suite 340
    West Orange, New Jersey 07052                                      07052
   (Address of principal executive                                  (Zip Code)
              offices)

       Registrant's telephone number, including area code: (973) 736-9340

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Amendment of Material Definitive Agreements

     Effective as of January 24, 2007, Lincoln Educational Services Corporation (the "Company") has entered into new employment agreements (the "New Agreements") with David F. Carney, Lawrence E. Brown, Shaun E. McAlmont, Scott
M. Shaw and Cesar Ribeiro (the "Executives").

     Changes in Titles and Duties. Under their respective New Agreements, Mr. Brown will assume the title and duties of Vice Chairman of the Company; Mr. McAlmont will assume the title and duties of President and Chief Operating Officer of the Company; and Mr. Shaw will assume to title and duties of Executive Vice President of the Company. The titles of Messrs. Carney and Ribeiro will remain unchanged.

     Employment Period. The New Agreements provide that each Executive's employment will terminate on December 31, 2008, unless terminated or extended in accordance with his employment agreement as previously disclosed, with respect to Messrs. Carney, Brown, Shaw and Ribeiro, in the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 21, 2005 (the "Registration Statement") and, with respect to Mr. McAlmont, the Company's Form 8-K filed with the Securities and Exchange Commission on October 2, 2006 ("October 2nd Form 8-K", and such agreements, the "Original Agreements").

     Compensation and Benefits. Messrs. Carney, Brown, McAlmont, Shaw and Ribeiro will be paid a minimum annual base salary of $385,000; $340,000; $300,000; $290,000 and $275,000 per annum, respectively.

     Involuntary Termination. In the event of an Involuntary Termination, as defined in their Original Agreements, Messrs. Shaw and Ribeiro will each receive an amount equal to one and one half times (rather than one times) (i) the amount of his base salary, as is then in effect, plus (ii) the average of his annual bonus paid to him for the two years immediately prior to the year in which such resignation occurs.

     Except as noted above, the New Agreements do not differ in any material respect from the terms of the Original Agreements.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On January 24, 2007, the Company announced the promotion of Shaun E. McAlmont from Executive Vice President and President of Online to President and Chief Operating Officer. Mr. McAlmont, age 41, has served as Executive Vice President and President of Online since July 2006. Prior to that date, Mr. McAlmont served as Group Vice President of the Company. Prior to joining the Company in April 2005, Mr. McAlmont spent 6 years as an executive with the Alta Colleges Corporation serving as President of Westwood College Online and prior to that as Regional Vice President of five Westwood College Campuses. Mr. McAlmont earned his Bachelors of Science degree from Brigham Young University and his Masters of Arts degree in Education Administration from the University of San Francisco.

     In connection with Mr. McAlmont's appointment to the position of President and Chief Operating Officer, his employment agreement with the Company has been amended as described in Item 1.01, above. Except as modified above, the material terms of Mr. McAlmont's original employment agreement with the Company have been previously disclosed in the October 2nd Form 8-K. The descriptions of the material terms of Mr. McAlmont's employment agreement included in Item 1.01 above and Item 1.01 of the October 2nd Form 8-K are incorporated by reference herein.

     On January 24, 2007, the Company issued a press release announcing the promotion of Mr. McAlmont a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(c)   Exhibits

      99.1 Press release of Lincoln Educational Services Corporation dated January 24, 2007


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: January 30, 2007
                                          By: /s/ Cesar Ribeiro
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                                             Name:  Cesar Ribeiro
                                             Title: Senior Vice President,
                                                    Chief Financial Officer and
                                                    Treasurer